Exhibit 23.2

ROTENBERG & CO. LLP
CERTIFIED PUBLIC ACCOUNTANTS                   585-295-2400 * 585-295-2150 (fax)

       1870 Winton Road South * Rochester, New York 14618 * www.rotenbergllp.com





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:      Industrial Minerals, Inc.
         Commission File #  000-30651


Gentlemen:

We have read Item 4 included in the Form 8-K of Industrial Minerals, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                            /s/Nick Bottini
                                            -----------------------------------
                                            for Rotenberg & Co., LLP


Rochester, New York
May 10, 2006